SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)
Filed by the Registrant [x]	Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (ss.) 240.14a 11(c) or (ss.) 240.14a 12

Eagle Series Trust
Registration Nos. 811-07470 and 033-57986
__________________________________________________________

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0 11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[  ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1

URGENT ACTION REQUESTED!

WE MUST RECEIVE YOUR VOTE BY SEPTEMBER 13, 2017
IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

Eagle Funds

Recently, we sent you proxy material regarding the Special Meeting of Shareholders of the Eagle Funds that has been adjourned to September 13, 2017. The Fund’s records indicate that we have not received your vote.

We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to reach quorum for all Funds and obtain the required vote. Join your fellow shareholders and vote today!

Your vote is important no matter the number of shares you own. Please vote promptly so your vote can be received by the September 13, 2017 Special Meeting of Shareholders.

The Eagle Funds have made it very easy for you to vote.  Choose one of the following methods:

Vote via the Internet – You may cast your vote using the Internet by logging onto the Internet address located on your proxy ballot(s) and following the instructions on the website www.proxyvote.com
Vote by Touch-Tone Phone – You may cast your vote by telephone by calling the toll-free number found on the proxy ballot(s) that you received

Vote by Mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage prepaid return envelope that was previously provided to you.

THANK YOU FOR VOTING
2